PRESS RELEASE


Contact:
Patrick L. Alexander
President and Chief Executive Officer
Mark A. Herpich
Chief Financial Officer
(785) 565-2000


FOR IMMEDIATE RELEASE



Landmark Bancorp, Inc. Announces Stock Repurchase
Program


	MANHATTAN, KS, December 3, 2001  Landmark
Bancorp, Inc. (Nasdaq: LARK), a holding company for Landmark National Bank, Manhattan, Kansas, announced today that the Company's Board of Directors approved a new Stock Repurchase Program enabling the Company to repurchase up to 98,600 shares, or 5%, of its outstanding stock. The Board of Directors approved the program because it feels that the Company's stock is an excellent value. The Company's common shares outstanding are approximately $1.97 million.

	Landmark Bancorp, Inc. is a $350 million financial services company with its main office located in Manhattan, KS. The Company operates full-service banking offices in Manhattan (2), Auburn, Dodge City, (2), Garden City, Great Bend, Hoisington, LaCrosse, Osage City, Topeka and Wamego, Kansas and a loan production office in Overland Park, Kansas.





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